SOFTWARE REMARKETING AND RESELLING AGREEMENT

                  This Software Remarketing and Reselling Agreement ("Agreement") is made effective September 1, 1998 by and between The Netplex Group, Inc., a New York corporation ("Netplex") and Applied Intelligence Group, Inc., an Oklahoma corporation ("viaLink").

                  WHEREAS, viaLink is the owner of a certain software product known as ChainLink(TM) which viaLink uses in its technical consulting business (the "Licensed Software");

                  WHEREAS, Netplex has paid viaLink substantial consideration for viaLink's technical consulting business, and Netplex desires to secure a license to remarket and resell the Licensed Software for use in the technical consulting business;

                  NOW THEREFORE, the parties agree as follows:

A.        Definitions.

1. Licensed Software. The term "Licensed Software" means any copy of the source code or object code version of the proprietary computer software known as ChainLink(R)and all Enhancements to such software and any and all Derivative Works or compilations based on or incorporating said software.

2. Enhancements. The term "Enhancements" shall refer to all modifications to the Licensed Software of any kind (including Derivative Works), if any, made by either party to this Agreement. viaLink retains the ownership rights to and in any Enhancements.

3. Derivative Work. The term "Derivative Work" means a work created by Netplex and based on or incorporating the Licensed Software and/or the Documentation, including but not limited to translations, abridgements, condensations, improvements, updates, enhancements, or any other form in which the Licensed Software and/or the Documentation may be recast, transformed, adapted, or revised. viaLink retains the ownership rights to and in any Derivative Works.

4. Documentation. The term "Documentation" means the manuals and/or other support documents for the Licensed Software prepared by viaLink.

5. Customer. The term "Customer" means any end user to whom Netplex or one of its sublicensees sublicenses an object copy of the Licensed Software or Derivative Work.

6. Term. The term "Term" shall have the meaning set forth in Section C of this Agreement.

7. Affiliate. The term "Affiliate" shall have the same meaning as set forth in the Asset Acquisition Agreement.

8. Control. The term "Control" shall have the same meaning as set forth in the Asset Acquisition Agreement.

9. Sublicense Agreement. The term "Sublicense Agreement" means a contract between Netplex and a Customer whereby the Customer is granted the right to use all or a part of an object code version of the Licensed Software or Derivative Works.

10. Asset Acquisition Agreement. The term "Asset Acquisition Agreement" shall refer to the Asset Acquisition Agreement executed between the parties as of August 31, 1998, as amended.

11. Earn-Out Agreement. The term "Earn-Out Agreement" shall refer to the Earn-Out Agreement, which was executed between the parties pursuant to the Asset Acquisition Agreement, and any amendments thereto.

B.        Grant of License.

1. Subject to the terms of this Agreement, viaLink hereby grants to Netplex for the Term of this Agreement, the nonexclusive, nontransferable license to use, copy and distribute throughout the world the Licensed Software, the Documentation, and to modify the Licensed Software and Documentation to create Derivative Works. During the Term of this Agreement, viaLink and any of its subsidiaries, Affiliates, successors or assigns (except as hereinafter stated) shall not, directly or indirectly, alone or as a partner, partial owner, consultant, or agent (of any other corporation, partnership or other business organization), engage in the sale, use or delivery of Chainlink(R) to the retail and distribution industries other than as is reasonably necessary for the sale, licensing, installation, integration, use, implementation and support of viaLink products and services. viaLink and Netplex agree that the viaLink business is defined as substantially building, marketing and implementing proprietary software products, information content and related services to facilitate electronic commerce. Subject to these limitations, viaLink specifically reserves the right to itself, its agents and its successors and assigns the limited right to license, use, copy and sublicense Chainlink(R), but only to the extent reasonably necessary in the sale, licensing, installation, integration, use, implementation and support of viaLink products and services.

2. Subject to the terms of this Agreement, viaLink hereby grants to Netplex for the Term of this Agreement the nonexclusive, nontransferable right to sublicense to Customers throughout the world an executable version or object library version of the Licensed Software, the Documentation, and/or any Derivative Works. The rights granted hereunder also include the right of Netplex to grant permission to its sublicensees to also market and grant sublicenses in and to Chainlink(R), provided that such sublicensees execute a sublicense agreement satisfactory to viaLink.

3.        Subject  to the  terms of this  Agreement,  viaLink  hereby  grants to
          Netplex for the Term of this Agreement the right to create Enhancements and/or Derivative Works, provided however, that viaLink retains all ownership rights in and to any such Enhancements and Derivative Works.

4. Subject to the terms of this Agreement, viaLink hereby grants to Netplex during the Term of this Agreement, the right to use the Chainlink(R)trademark owned by viaLink. Such trademark shall only be used by Netplex in conjunction with the rights granted in this Agreement in the following form: "Chainlink(R)". Netplex shall not use said trademark in any other form without the prior, written consent of viaLink.

E. Term. The term of this Agreement shall begin on September 1, 1998 and end on December 31, 2003, unless earlier terminated pursuant to the terms hereof. Notwithstanding anything else to the contrary herein, it is agreed and understood that this Agreement shall automatically terminate if the Closing of the Asset Acquisition Agreement does not occur, as such Closing is defined in such Asset Acquisition Agreement as amended.

F.        Fees and Payments.

1. Sublicense Fee. In return for Netplex's maintenance and support obligations hereunder, viaLink shall not be entitled to any Sublicense fees for the first 100 Sublicenses to Netplex's customers during each year of this Agreement. For each Sublicense in excess of 100 each year of this Agreement, within thirty (30) days after delivery of a copy of the executable version or object library version of the Licensed Software or Derivative Work to a properly sublicensed Customer, Netplex shall pay viaLink the sum of $2,500 per Sublicense.

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
2. Returns. viaLink will refund to Netplex any sublicense fees paid to viaLink if the Customer returns all Licensed Software, Documentation, and Derivative Works to Netplex, and Netplex returns to the Customer all sublicense fees paid by the Customer to Netplex. Such refund will be made by viaLink within thirty (30) days after receipt of full documentation substantiating the return of the Licensed Software, Documentation, and Derivative Works.

3. Taxes. Netplex will pay all taxes of any type that are imposed on this Agreement or on the use, modification or sublicensing of the Licensed Software or Derivative Works by Netplex.

4. Late Charges. Any payment or part of a payment that is not paid when due shall bear interest at the rate of 1.5% per month from its due date until paid.

5. Records and Audit. Netplex shall maintain accurate records relating to the copying, modification, distribution, and sublicensing of the Licensed Software and Derivative Works, so as to establish the payments due hereunder, to identify the location of all copies of the Licensed Software and Derivative Works, to identify all Sublicenses, and to otherwise verify Netplex's compliance with the terms of this Agreement. Such books and records shall be available for inspection by viaLink at their normal place of keeping during reasonable business hours upon seven (7) days written notice to Netplex.

F. Delivery. viaLink shall deliver to Netplex copies of the source code and object code of the Licensed Software and a copy of the Documentation upon execution of this Agreement. viaLink shall also deliver to Netplex any subsequent versions of the Licensed Software which it may develop in the future. Netplex shall be responsible for delivering the object code version of the Licensed Software, the Documentation and the Derivative Works to its Customers.

G. Maintenance and Support. Netplex shall be responsible for maintaining the Licensed Software, the Documentation, and all Enhancements and Derivative Works and for providing any technical support relating to the Licensed Software to its Customers. Notwithstanding anything to the contrary in this Agreement, viaLink shall not have any responsibility or obligation to maintain or support the Licensed Software for Netplex or any of Netplex's Customers. Notwithstanding the foregoing, during the term of this Agreement, if viaLink develops Enhancements or Derivative Works or otherwise changes the Licensed Software or Documentation, then viaLink shall make the Enhancements, Derivative Works, or changes available to Netplex under this Agreement.

H. Ownership and Notices. Netplex acknowledges that the Licensed Software, Enhancements, and Documentation, as delivered hereunder and as modified by viaLink, including Derivative Works, are the sole and exclusive property of viaLink and that Netplex has no rights in the foregoing except as set forth in this Agreement. To the extent Netplex may have any rights in the Enhancements or Derivative Works, Netplex hereby assigns such rights, including copyrights, to viaLink. Netplex shall not remove, alter, cover or obfuscate any copyright notice or other proprietary rights notice placed in machine readable language or human readable form on the Licensed Software or Documentation. Netplex shall insure that such notices continue to appear or exist in any Derivative Work Netplex develops. Notwithstanding anything to the contrary in this Agreement or in the Asset Acquisition Agreement, and further notwithstanding any exercise of any option granted to Netplex pursuant to this Agreement, Netplex acknowledges and agrees that Netplex does not obtain and shall not acquire by the terms of any of the foregoing or otherwise, any right, title, interest, or option of any kind or nature in or to any of the other products or services of viaLink.

I. Option to Purchase. Because Netplex has the responsibility to maintain and support the Licensed Software, viaLink hereby grants to Netplex the irrevocable option to purchase the Licensed Software, the Documentation, all Enhancements and all Derivative Works. The option shall be exercisable upon ten (10) days written notice by Netplex to viaLink ("Option To Purchase"). The Option To Purchase may only be exercised on or after January 1, 2002. The Option To Purchase shall expire on December 31, 2003. The price shall be the lesser of (a) an amount equal to ten percent (10%) of the


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
          difference between the total revenue earned by Netplex from the sublicensing and/or maintenance of Licensed Software less the cost directly incurred by Netplex to maintain and support the Licensed Software, or (b) one hundred thousand dollars ($100,000). Notwithstanding anything to the contrary herein, Netplex's right to exercise such Option To Purchase is subject to the following: (i)
          Netplex must grant viaLink and/or its successors or assigns the nonexclusive, perpetual, transferable limited right to license, use, copy, to make Enhancements and Derivative Works and to sublicense Chainlink(R), but only to the extent reasonably necessary for the sale, licensing installation, integration, use, implementation and support of viaLink products and services; (ii) Netplex must grant to viaLink and its successors and assigns the nonexclusive, perpetual, transferable right and license to use the source code and executable code and continue to support or otherwise address any issues raised by any licensees of Chainlink(R)which were granted licenses by viaLink prior at the time that Netplex exercised its Option To Purchase. Moreover, the exercise of the Option To Purchase shall not affect the rights of any licensee of viaLink to continue to use the Licensed Software pursuant to the license agreement by which such licensee acquired the right to use the same. In the event that Neptlex exercises its Option To Purchase, viaLink shall be entitled to retain and use a copy of the then current source code and executable code for the Licensed Software. In the event that said Option To Purchase is exercised, the rights granted to viaLink, its licensees and successors and assigns hereunder shall survive the termination of this Agreement. In the event that Netplex does not elect to purchase Chainlink(R)or if this Agreement is terminated for any reason, viaLink shall not have any liability for any of the licenses or sublicenses for Chainlink(R)executed by Netplex or its sublicensees during the term of this Agreement. Netplex shall indemnify, defend and hold viaLink harmless from any of the claims, damages or causes of action arising out of any licenses or sublicenses executed by Netplex during the term of this Agreement, except to the extent that any such claim or cause of action is covered by Section L(2) hereof.

J. Confidentiality. Netplex acknowledges that the Licensed Software, Derivative Works, and the Documentation contain valuable trade secrets which are the sole and exclusive property of viaLink. Netplex agrees that it will not disclose this information to anyone other than its own employees or the employees of its affiliates, subsidiaries or related companies, that it will protect the confidentiality of this information, and that it will take reasonable precautions to prevent any unauthorized use or disclosure of this information. Notwithstanding anything to the contrary herein, Netplex's obligations under this Section shall survive the termination of this Agreement.

K.        Warranty and Disclaimer.

1. Year 2000 Compliance. viaLink warrants and represents that the Licensed Software will not produce errors processing date data in connection with the year change from December 31, 1999 to January 1, 2000 when used with accurate date data in accordance with the documentation therefore, provided all other products (including, without limitation, other software, firmware, hardware, and operating systems) used with it properly exchange date data with the Licensed Software. The Licensed Software will recognize the year 2000 as a leap year. The foregoing warranty and representation refers only to the Licensed Software as delivered by Seller at the execution of this Agreement, and does not apply to user initiated modifications, user customizable features or third party add-on features or products, including items such as macros and custom programming and formatting features, and further does not constitute a warranty or extend the terms of any existing warranty.

2. Other Warranties. THE WARRANTIES SET FORTH IN SECTION (J)(1) AND IN SECTION (L)(1) OF THIS AGREEMENT ARE THE ONLY WARRANTIES MADE BY viaLink IN REGARDS TO THE LICENSED SOFTWARE AND viaLink SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR SAID WARRANTIES SET FORTH IN SECTION
          (J)(1) AND IN SECTION (L)(1) OF THIS AGREEMENT, THE LICENSED SOFTWARE IS DELIVERED TO NETPLEX AS IS, WHERE IS.

C. Limitation of Liability. IT IS UNDERSTOOD AND AGREED THAT viaLink's LIABILITY FOR ANY DAMAGES SUFFERED BY NETPLEX OR ITS CUSTOMERS, WHETHER IN CONTRACT, IN TORT, UNDER ANY WARRANTY THEORY, IN NEGLIGENCE, OR OTHERWISE SHALL BE LIMITED TO THE AMOUNT PAID TO viaLink BY NETPLEX PURSUANT TO THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL viaLink BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) OF NETPLEX, ANY CUSTOMER, OR ANY THIRD PARTY, EVEN IF viaLink HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN TWO (2) YEARS AFTER SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE OCCURRENCE OF THE EVENT(S) WHICH GAVE RISE TO THE CAUSE OF ACTION.

D.        Patent, Copyright and Trade Secret Indemnity.

1. Representation. viaLink represents that it owns all patented or copyrighted material contained in and all trade secrets with respect to the Licensed Software and Documentation as the same were delivered to Netplex at the execution of this Agreement.

2. Indemnification by viaLink. In the event any suit is brought against Netplex or one of its Customers based on a claim that the unmodified version of the Licensed Software originally delivered by viaLink at the execution of this Agreement infringes any existing patent, copyright, or trade secret, viaLink agrees that it will:

          a. to the extent that the claims or proofs of the suit involve claims or factual allegations that the unmodified Licensed Software infringes any existing patent, copyright, or trade secrets, defend the suit at its expense and hold Netplex and/or its Customers harmless therefrom, as long as viaLink is promptly notified in writing and is given complete authority and information required to defend the suit;

          b. to the extent that any judgment in any such suit is based on proof that the unmodified Licensed Software infringes any existing patent, copyright, or trade secrets, pay all damages and costs awarded against Netplex and/or its Customers related thereto; provided that viaLink shall not be responsible for any cost, expense, or compromise made or incurred by Netplex and/or its Customers without viaLink's written consent;

          c. allow Netplex to participate in the defense of the suit at its own expense, if it so elects.

3. Indemnification by Netplex. In the event any suit is brought against viaLink or one of its Customers based on a claim that the Licensed Software, as modified by or on behalf of Netplex or any of its sublicensees or their sublicensees, infringes any existing patent, copyright, or trade secret, Netplex agrees that it will:

          a. to the extent that the claims or proofs of the suit involves claims or factual allegations that the Licensed Software as a result of the modifications, infringes any existing patent, copyright, or trade secrets, defend the suit at its expense and hold viaLink and/or its customers harmless therefrom, as long as Netplex is promptly notified in writing and is given complete authority and information required to defend the suit;

          b. to the extent that any judgment in any such suit is based on proof that the Licensed Software as a result of the modifications, infringes any existing patent, copyright, or trade secrets pay all damages and costs awarded against viaLink and/or its Customers and hold viaLink harmless therefrom;

          provided that Netplex shall not be responsible for any cost, expense, or compromise made or incurred by viaLink and/or its customers without Netplex's written consent;

          c. allow viaLink to participate in the defense of the suit at its own expense, if it so elects.

4. viaLink's Options. During the Term of this Agreement, should the Licensed Software or any part thereof, before any modifications or Enhancements thereto or Derivative Works therefrom are made by or on behalf of Netplex or any of Customers, become, or in viaLink's opinion, be likely to become, the subject of a claim for infringement, viaLink shall, at its own expense and option, either procure for Netplex the right to continue using such Licensed Software or replace the same with non-infringing software or modify the Licensed Software so that it becomes non-infringing. If neither of these options is reasonably practical, viaLink may require that the Licensed Software and all Derivative Works be returned and this Agreement terminated upon a refund to Netplex for all Sublicense Fees paid hereunder, without deduction for use, and upon reimbursement to Netplex for the costs of all maintenance and support provided by Netplex. Moreover, viaLink shall have no obligation with respect to any such claim based upon Netplex or its Customer combining, operating or using the Licensed Software with equipment, data or software not furnished by viaLink. Netplex shall have the option to procure continued use at its own expense. After the Term of this Agreement or in the event that any modifications or Enhancements or Derivative Works are made to the Licensed Software by or on behalf of Netplex or any of its Customers, viaLink shall not have any obligation under this Section (K)(4).

M.        Termination.

1. By viaLink. viaLink may terminate this Agreement prior to its expiration on the occurrence of any of the following events:

         a. The failure of Netplex to pay any sum when due hereunder, provided however, that viaLink shall have given Netplex written notice of its intent to terminate this Agreement, and Netplex has not paid the amounts due within thirty (30) days after receipt of the notice.

         b. Any other material default by Netplex under this Agreement, the Asset Acquisition Agreement or the Earn-Out Agreement which has not been cured within thirty (30) days of written notice given by viaLink to Netplex.

2. By Netplex. Netplex may terminate this Agreement upon ninety (90) days written notice to viaLink.

3. Duties upon Termination. Upon expiration or termination of this Agreement, Netplex agrees to cease using, modifying, and sublicensing the Licensed Software, Derivative Works, and Documentation, and to return to viaLink all copies thereof. The obligation of confidentiality set forth in this Agreement shall remain in effect notwithstanding any termination of this Agreement. Netplex shall retain all sublicense agreements and records relating to sublicense agreements for a period of two (2) years after termination and shall deliver copies of the same to viaLink upon request. In the event of termination by either Netplex or by viaLink, Netplex, at viaLink's option, shall assign and transfer to viaLink all of Netplex's right and interest in all sublicenses of the Licensed Software.

4. Customer Rights Upon Termination. Termination shall not affect the rights of any Customer to use the Licensed Software; subject however to the terms, covenants and conditions of the sublicenses under which such Customers obtained the right to use the Licensed Software.

F. Assignment. This Agreement may not be assigned by viaLink or Netplex without the prior written approval of the other party, which approval shall not be unreasonably withheld.

G. Entire Agreement. The parties agree that this Agreement constitutes the complete and exclusive statement of the agreement between them with regards to the subject matter of this Agreement which


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
          supercedes all proposals, oral or written, and all other communications between them relating to the license and use of the Licensed Software; provided however, and notwithstanding anything to the contrary herein, to the extent that there is any conflict between the terms of the Asset Acquisition Agreement and this Agreement in regards to the use of Chainlink(R), the terms and conditions of this Agreement shall prevail in regards thereto.

H. Amendments. This Agreement may only be amended, modified or changed in a writing signed by both parties.

I. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

J. No Waiver. The failure of either party to enforce any of the provisions hereof shall not be construed to b a waiver of the right of such party thereafter to enforce such provisions.

K. Attorney's Fees and Costs. In any action to enforce any rights or obligations hereunder, the prevailing party shall be entitled to receive its costs and attorneys fees expended in such an action from the other party.

L. Relationship of the Parties. Each party is acting as an independent contractor and not as agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

M. Notices. All notices demands and other communications pertaining to this Services Agreement ("Notices") shall be in writing addressed as follows:

                  If to viaLink:

                  Robert N. Baker, Vice President
                  viaLink
                  13800 Benson Road
                  Edmond, OK 73013-6417

                  with a copy to:
                  Richard M. Klinge, Esq.
                  Richard M. Klinge & Associates, P.C.
                  228 Robert S. Kerr, Suite 940
                  Oklahoma City, OK 73102

                  If to Netplex:

                  The Netplex Group, Inc.
                  Attention: Gene F. Zaino, President
                  8260 Greensboro Drive, 5th Floor
                  McLean, Virginia 22102

                  with a copy to:

                  Attn:  Edward J. Walsh, Jr., Esq.
                  Vedder Price Kaufman & Day
                  22nd Floor
                  805 Third Avenue
                  New York, NY 10022

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
          Notices shall be deemed given five (5) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery to the appropriate recipient of such Notice. Any party may change the address to which Notices under this Services Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Services Agreement for giving Notice.

N. Remedies. The rights and remedies granted to viaLink in this Agreement are in addition to and not in lieu of any other rights and remedies which viaLink may have at law or in equity of any breach of default by Netplex of this Agreement, including without limitation the right to obtain appropriate injunctive relief without the necessity of bond to enforce this Agreement against any breach of threatened breach hereof. The rights and remedies granted Netplex in this Agreement are exclusive.

O. Binding. This Agreement is binding on the successors and assigns of the parties hereto.


                             SIGNATURE PAGE FOLLOWS



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
                  IN WITNESS WHEREOF, the undersigned have signed this Software Remarketing and Reselling Agreement as of the date first above written.


THE NETPLEX GROUP, INC.




---------------------------------
Gene F. Zaino
President



APPLIED INTELLEGENCE GROUP, INC.




By: ___________________________________

Name: _________________________________

Title: __________________________________



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